SECOND AMENDMENT TO LOAN AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of August 21, 1998, by and between TITAN MOTORCYCLE CO. OF AMERICA, a Nevada corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender dated as of April 10, 1998 ("Loan Agreement").

     WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

     1. Paragraph 1.16 is hereby deleted in its entirety with the following substituted therefor:

     " 1.16 "Maximum Amount" shall mean the amount of $6,600,000.00."

     2. Paragraph 2.1(c) is hereby amended by adding the following sentence to the end thereof:

          "Notwithstanding the foregoing, but still subject to the Maximum Amount, Borrower shall be permitted to have a temporary overadvance facility under the Line of Credit such that outstanding borrowings may exceed the borrowing base provided for by this Agreement by an amount not to exceed Eight Hundred Thousand Dollars ($800,000.00) during the period beginning August 21, 1998, and ending on October 31, 1998."
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     3.  Paragraph  8.14 is hereby  deleted in its entirety  with the  following substituted therefor:

     " 8.14 Perpetual Inventory System. Implement, by no later than November 30, 1998, a fully functional perpetual inventory system satisfactory to Lender."

     4. Borrower shall pay to Lender an amendment fee in the amount of $2,400.00, which shall be fully earned as of and payable on the date of this Amendment.

     5. The Line of Credit Note is replaced and superseded by the Line of Credit
Note in the form attached hereto as Exhibit A.

     6. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan Agreement shall be read together, as one document.

     7. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment and except as set forth in this Amendment, there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

TITAN MOTORCYCLE CO. OF                        WELLS FARGO BANK,
AMERICA                                        NATIONAL ASSOCIATION

By: /s/ Robert P. Lobban                       By: /s/ Gerald W. Widasky
    --------------------------                     -----------------------------
Title: Chief Financial Officer                 Title: Vice President
       -----------------------                        --------------------------

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